EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS




      We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 333-20851, 333-58009 and 333-86521), of AlphaNet Solutions, Inc. and its Subsidiary of our report dated March 21, 2000 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Florham Park, New Jersey
March 29, 2000